Exhibit 99.6

COPY
ORIGINAL LOCATED AT
BOUTIN, DENTINO, GIBSON,
DI GIUSTO, HODELL & WEST

FIFTH AMENDMENT TO

DECLARATION OF THE MOLINA FAMILY TRUST
WITH RESPECT TO SURVIVOR’S TRUST

MARY R. MOLINA hereby declares as follows:

1.                                      Background.

A.                                    C. DAVID MOLINA, M.D., and I, under the name MARY ROSE MOLINA, executed that certain Declaration of Trust of the Molina Family Trust, dated September 19, 1990, and amended such Declaration of Trust pursuant to that certain Clarification of Section 1.04(b), dated November 4, 1990, that certain First Amendment to the Molina Family Trust, dated November    , 1991, that certain Second Amendment to the Molina Family Trust, dated December 19, 1994, that certain Third Amendment and Restatement of the Declaration of the Molina Family Trust, dated December 6, 1996, and that certain Fourth Amendment to Declaration of the Molina Family Trust, dated December 6, 1996 (collectively “Declaration”).

B.                                    Pursuant to paragraph 4.04A of the Declaration, the “Survivor’s Trust” was established following the death of C. DAVID MOLINA, M.D. Such trust is also known as the “MARY R. MOLINA LIVING TRUST.”

C.                                    I executed that certain Removal of One Successor Trustee and Designation of Another Successor Trustee, dated December 12, 1997 (“Designation”), pursuant to which I removed BANK OF AMERICA as successor trustee of all trusts established pursuant to the Declaration and designated WILLIAM DENTINO as successor trustee of all such trusts, to serve if I become unable or unwilling to serve as trustee of all such trusts.

D.                                    Pursuant to paragraph 13.02 of the Declaration, I have the ability to amend the Survivor’s Trust, i.e., the MARY R. MOLINA LIVING TRUST.

Fifth Amendment to Declaration of the

Molina Family Trust

With Respect to Survivor’s Trust

E.                                By this document, I wish to amend the Survivor’s Trust, i.e., the MARY R. MOLINA LIVING TRUST, to change the trustee.

2.                                 Revocation of Designation of Successor Trustee. I hereby revoke the designation of WILLIAM DENTINO as successor trustee of the Survivor’s Trust made by me pursuant to the Designation.

3.                                 Amendment to Survivor’s Trust. Paragraph 12.01A of the Declaration, as previously amended, is hereby revoked solely with respect to or as applicable to the Survivor’s Trust, and in its place is hereby substituted the following:

“A.                              CURTIS PEDERSEN and WILLIAM DENTINO are hereby appointed as co-trustees of the Survivor’s Trust, also known as the Mary R. Molina Living Trust, to become effective upon the date on which they both have accepted such appointment. Notwithstanding the preceding provisions of this paragraph, MARY ROSE MOLINA shall have the power, exercisable from time to time, to add a co-trustee or remove any successor trustee or co-trustee of the Survivor’s Trust and designate herself and/or one or more persons as successor sole trustee or co-trustee, and to designate successor trustees. Removal and replacement of the acting trustee shall be made in writing and delivered to the acting trustee and become effective on the designated successor trustee’s written acceptance of the trust and the delivery of the acceptance to MARY ROSE MOLINA. After acceptance by the successor trustee, the substituted trustee shall promptly transfer all trust assets in his/her/its possession to the successor trustee and, within ninety (90) days thereafter, an accounting for all acts affecting the trust since the date of any prior accounting.”

4.                                 In all other respects, the Declaration shall remain unchanged and in full force and effect.

5.                                 This Fifth Amendment to Declaration of the Molina Family Trust With Respect to Survivor’s Trust and the Acceptance by Co-Trustees set forth below may be

Fifth Amendment to Declaration of the

Molina Family Trust

With Respect to Survivor’s Trust

executed in counterparts and shall be deemed fully executed when each party has executed a counterpart.

Dated:  July 24, 2002.

/s/ Mary R. Molina
MARY ROSE MOLINA,
ALSO KNOWN AS MARY R. MOLINA

BY:	/s/ Joseph M Molina, M.D.
JOSEPH MARION MOLINA, M.D., ATTORNEY-IN-FACT FOR MARY R. MOLINA

Acceptance by Co-Trustees

I hereby accept appointment as co-trustee of the Survivor’s Trust, which trust is also known as the Mary R. Molina Living Trust, established pursuant to that certain Third Amendment and Restatement of the Declaration of the Molina Family Trust, dated December 6, 1996, as amended.

Dated: 7/26, 2002.	/s/ Curtis Pedersen
CURTIS PEDERSEN

I hereby accept appointment as co-trustee of the Survivor’s Trust, which trust is also known as the Mary R. Molina Living Trust, established pursuant to that certain Third Amendment and Restatement of the Declaration of the Molina Family Trust, dated December 6, 1996, as amended.

Dated: July 26, 2002.	/s/ William Dentino
WILLIAM DENTINO

Fifth Amendment to Declaration of the

Molina Family Trust

With Respect to Survivor’s Trust

STATE OF CALIFORNIA	)
) ss.
COUNTY OF Los Angeles	)

On July 24, 2002, before me, Lydia Leyn, the undersigned Notary Public, personally appeared JOSEPH MARION MOLINA, M.D., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies), and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Lydia Leyn

STATE OF CALIFORNIA	)
) ss.
COUNTY OF Los Angeles	)

On July 24, 2002, before me, Anna Elena Cervantes, the undersigned Notary Public, personally appeared CURTIS PEDERSEN, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Anna Elena Cervantes

Fifth Amendment to Declaration of the

Molina Family Trust

With Respect to Survivor’s Trust

STATE OF CALIFORNIA	)
) ss.
COUNTY OF Sacramento	)

On July 26, 2002, before me, Cheri M. Blethen, the undersigned Notary Public, personally appeared WILLIAM DENTINO, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies), and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Cheri M. Blethen

Fifth Amendment to Declaration of the

Molina Family Trust

With Respect to Survivor’s Trust